Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

FRANKLIN ELECTRIC REPORTS RECORD FOURTH QUARTER 2021 AND RECORD FULL YEAR 2021 RESULTS

Fourth Quarter 2021 Highlights
•Record sales of $432.5 million, compared to fourth quarter 2020 sales of $321.1 million, an increase of 35%
•Strong organic sales growth in all three Segments; Distribution 39%, Water Systems 23%, and Fueling Systems 21%
•Operating income was a record at $47.2 million, compared to fourth quarter operating income in 2020 of $34.4 million, an increase of 37%
•GAAP fully diluted earnings per share (EPS) was $0.85, a new record for any fourth quarter
•Working capital as a percentage of trailing twelve months sales improved 70 basis points to 26.9%

Full Year 2021 Highlights
•Full Year 2021 sales of $1,661.9 million, a record compared to 2020 sales of $1,247.3 million, an increase of 33%
•Operating income for 2021 was a record at $189.2 million, compared to operating income in 2020 of $130.5 million, an increase of 45%
•GAAP fully diluted earnings per share (EPS) of $3.25, an increase of 52% from prior year

Fort Wayne, IN – February 15, 2021 – Franklin Electric Co. Inc. today announced fourth quarter and full year financial results for fiscal year 2021.

Fourth quarter 2021 sales were $432.5 million, compared to fourth quarter 2020 sales of $321.1 million. Fourth quarter 2021 operating income was $47.2 million, compared to fourth quarter operating income in 2020 of $34.4 million, an increase of 37 percent.

Fourth quarter 2021 GAAP fully diluted earnings per share (EPS) was $0.85, versus GAAP fully diluted EPS in the fourth quarter 2020 of $0.57. The Company’s fourth quarter 2021 results included a $6.5 million one-time income gain on a bargain purchase price transaction on the income statement in the ‘Other Income/Expense’ section. Although it is not the Company’s practice to note items as non-GAAP adjustments in reported results, we are mentioning this gain due to its size and since the Company does not consider it to be operational in nature.

Full year 2021 sales were $1,661.9 million, compared to full year 2020 sales of $1,247.3 million. Full year 2021 operating income was $189.2 million, compared to full year operating income in 2020 of $130.5 million, an increase of 45 percent.

Full year 2021 GAAP fully diluted earnings per share (EPS) was $3.25, versus GAAP fully diluted EPS in 2020 of $2.14.

“Finishing the year on a high note, we once again delivered record fourth quarter sales and earnings results. We saw strong demand across all business segments, with exceptional performance in our Distribution business which posted year-over-year sales growth of 50 percent, and Water Systems and

Fueling Systems delivering sales growth of 36 percent and 21 percent, respectively. We also continued to execute our inorganic growth strategy through our acquisitions of a leading groundwater distribution company covering the Northeastern United States and a water treatment business based in the Southwest, which we believe have ample runway for growth,” commented Gregg Sengstack, Franklin Electric’s Chairperson and Chief Executive Officer.

“2021 was a pivotal year for our business, as we delivered record-breaking results, further extended our geographic footprint and enhanced our product offerings. While supply chain challenges have continued, we believe they have stabilized, and we enter 2022 on strong footing with robust demand across our end markets. As the innovation leader in water systems, distribution, and fueling, Franklin is positioned for growth to meet rapidly accelerating clean water demand worldwide, as well as to address increasing environmental and sustainability concerns around both water and fueling,” concluded Mr. Sengstack.

Segment Summaries

Water Systems sales, a new record for any fourth quarter, were $258.0 million in the fourth quarter 2021, an increase of $68.7 million or 36 percent versus the fourth quarter 2020. Water Systems sales, excluding acquisitions and the impact of foreign currency translation, were up about 23 percent compared to the fourth quarter 2020. Sales of groundwater pumping equipment and sales of both surface pumping and dewatering equipment increased due to strong end market demand. Water Systems operating income in the fourth quarter was $36.4 million driven by higher sales. Fourth quarter 2020 Water Systems operating income was $30.4 million.

Distribution sales, a new record for any fourth quarter, were $116.9 million in the fourth quarter 2021. The Distribution segment organic sales increased 39 percent compared to the fourth quarter of 2020. Revenue growth was driven by broad-based demand in all regions and product categories in addition to the growth from acquisition. The Distribution segment operating income was $5.6 million in the fourth quarter of 2021 compared to fourth quarter 2020 operating income of $0.5 million.

Fueling Systems sales, a new record for any fourth quarter, were $79.0 million in the fourth quarter 2021, an increase of $13.5 million versus the fourth quarter 2020. Fueling Systems sales in the U.S. and Canada increased by about 30 percent compared to the fourth quarter 2020. The increase was due to higher demand for Fuel Management and Pumping Systems and Piping. Outside the U.S. and Canada, Fueling Systems revenues were flat, as sales increases of 2 percent in the rest of the world outside of China were offset by lower sales in China. Fueling Systems operating income in the fourth quarter was $22.2 million, compared to $18.8 million in the fourth quarter of 2020.

Cash Flow

Net cash flows from operating activities for 2021 were $129.8 million versus $211.9 million in the same period in 2020. The decrease was primarily due to higher working capital requirements in support of higher revenues.

2022 Guidance

The Company expects its full year 2022 sales to be in the range of $1.90 billion to $2.05 billion and full year 2022 earnings per share before restructuring expenses to be in the range from $3.50 to $3.75.

Earnings Conference Call

A conference call to review earnings and other developments in the business will commence at 9:00 am ET. The fourth quarter and fiscal year 2021 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:

https://edge.media-server.com/mmc/p/zo5q3gcj

If you intend to ask questions during the call, please dial in using 877.643.7158 for domestic calls and 914.495.8565 for international calls. The conference ID is 6963617.

A replay of the conference call will be available Tuesday, February 15, 2022, at 12:00 noon ET through noon ET on Tuesday, February 22, 2022, by dialing 855.859.2056 for domestic calls and 404.537.3406 for international calls. The replay passcode is 6963617.

Forward Looking Statements

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

About Franklin Electric

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and fuel. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

Franklin Electric Contact:

Jeffery L. Taylor
Franklin Electric Co., Inc.
260-824-2900
Email: jeffery.taylor@fele.com

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	Fourth Quarter Ended		Fiscal Year End
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Net sales	$432,520	$321,106	$1,661,865	$1,247,331
Cost of sales	287,332	209,703	1,085,776	814,192
Gross profit	145,188	111,403	576,089	433,139
Selling, general, and administrative expenses	97,741	76,713	386,275	300,122
Restructuring expense	240	317	621	2,506
Operating income	47,207	34,373	189,193	130,511
Interest expense	(1,356)	(1,131)	(5,196)	(4,627)
Other income/(expense), net	6,447	267	7,978	(795)
Foreign exchange income/(expense)	(615)	(1,308)	(2,269)	(1,392)
Income before income taxes	51,683	32,201	189,706	123,697
Income tax (benefit)/ expense	10,688	5,213	34,731	22,540
Net income	$40,995	$26,988	$154,975	$101,157
Less: Net (income)/loss attributable to noncontrolling interests	(328)	(194)	(1,115)	(697)
Net income attributable to Franklin Electric Co., Inc.	$40,667	$26,794	$153,860	$100,460

Income per share:
Basic	$0.87	$0.58	$3.29	$2.16
Diluted	$0.85	$0.57	$3.25	$2.14

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	December 31, 2021	December 31, 2020
ASSETS

Cash and equivalents	$40,536	$130,787
Receivables (net)	196,173	159,827
Inventories	449,975	300,932
Other current assets	37,963	27,708
Total current assets	724,647	619,254

Property, plant, and equipment, net	210,654	209,021
Right-of-use asset, net	48,379	31,954
Goodwill and other assets	591,485	412,078
Total assets	$1,575,165	$1,272,307

LIABILITIES AND EQUITY

Accounts payable	$164,758	$95,903
Accrued expenses and other current liabilities	117,955	94,160
Current lease liability	15,320	11,090
Current maturities of long-term debt and short-term borrowings	97,981	2,551
Total current liabilities	396,014	203,704

Long-term debt	90,535	91,966
Long-term lease liability	32,937	20,866
Income taxes payable non-current	11,610	11,965
Deferred income taxes	28,162	25,671
Employee benefit plans	40,696	44,443
Other long-term liabilities	26,568	23,988

Redeemable noncontrolling interest	(19)	(245)

Total equity	948,662	849,949
Total liabilities and equity	$1,575,165	$1,272,307

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
(In thousands)
	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net income	$154,975	$101,157
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	44,572	36,488
Non-cash lease expense	13,808	11,699
Share-based compensation	11,731	10,066
Gain from bargain purchase of business	(6,482)	—
Other	2,126	(1,635)
Changes in assets and liabilities:
Receivables	(31,925)	22,053
Inventory	(123,076)	13,144
Accounts payable and accrued expenses	89,038	20,519
Operating leases	(13,808)	(11,698)
Other	(11,196)	10,061
Net cash flows from operating activities	129,763	211,854

Cash flows from investing activities:
Additions to property, plant, and equipment	(30,116)	(22,856)
Proceeds from sale of property, plant, and equipment	979	34
Acquisitions and investments	(235,701)	(55,915)
Other investing activities	33	(74)
Net cash flows from investing activities	(264,805)	(78,811)

Cash flows from financing activities:
Net change in debt	94,716	(21,073)
Proceeds from issuance of common stock	15,524	3,721
Purchases of common stock	(25,949)	(19,553)
Dividends paid	(33,398)	(29,675)
Purchase of redeemable non-controlling shares	—	—
Net cash flows from financing activities	50,893	(66,580)
Effect of exchange rate changes on cash	(6,102)	(81)
Net change in cash and equivalents	(90,251)	66,382
Cash and equivalents at beginning of period	130,787	64,405
Cash and equivalents at end of period	$40,536	$130,787

Key Performance Indicators: Earnings Per Share Calculations

Earnings Before and After Restructuring	For the Fourth Quarter			For the Full Year of
(in millions)	2021	2020	Change	2021	2020	Change

Net Income attributable to FE Co., Inc. Reported	$40.7	$26.8	52%	$153.9	$100.5	53%
Allocated Earnings	$(0.2)	$(0.2)		$(0.9)	$(0.7)
Earnings for EPS Calculations	$40.5	$26.6	52%	$153.0	$99.8	53%

Restructuring (before tax):	$0.2	$0.3		$0.6	$2.5

Restructuring, net of tax:	$0.2	$0.2		$0.5	$2.0

Earnings Before Restructuring	$40.7	$26.8	52%	$153.5	$101.8	51%

Earnings Per Share	For the Fourth Quarter			For the Full Year of
Before and After Restructuring	2021	2020	Change	2021	2020	Change
(in millions except Earnings Per Share)

Average Fully Diluted Shares Outstanding	47.0	46.8	—%	47.0	46.7	1%

Fully Diluted Earnings Per Share (“EPS”) Reported	$0.85	$0.57	49%	$3.25	$2.14	52%

Restructuring Per Share, net of tax	$0.01	$—		$0.01	$0.04

Fully Diluted EPS Before Restructuring	$0.86	$0.57	51%	$3.26	$2.18	50%

Key Performance Indicators: Net Sales Summary

	Net Sales For the Fourth Quarter
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Fueling	Distribution	Other/Elims	Consolidated
Q4 2020	$94.1	$36.0	$41.3	$17.9	$189.3	$65.5	$77.9	$(11.6)	$321.1
Q4 2021	$148.9	$36.6	$47.3	$25.2	$258.0	$79.0	$116.9	$(21.4)	$432.5
Change	$54.8	$0.6	$6.0	$7.3	$68.7	$13.5	$39.0	$(9.8)	$111.4
% Change	58%	2%	15%	41%	36%	21%	50%		35%

Foreign currency translation	$0.6	$(2.3)	$(4.5)	$(0.1)	$(6.3)	$(0.3)	$—
% Change	1%	(6)%	(11)%	(1)%	(3)%	—%	—%

Acquisitions	$29.6	$—	$—	$1.9	$31.5	$—	$8.5

Volume/Price	$24.6	$2.9	$10.5	$5.5	$43.5	$13.8	$30.5
% Change	26%	8%	25%	31%	23%	21%	39%

	Net Sales For the Full Year
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Fueling	Distribution	Other/Elims	Consolidated
FY 2020	$388.5	$118.5	$156.8	$70.9	$734.7	$245.1	$328.4	$(60.9)	$1,247.3
FY 2021	$549.2	$139.5	$189.8	$85.1	$963.6	$289.1	$497.6	$(88.4)	$1,661.9
Change	$160.7	$21.0	$33.0	$14.2	$228.9	$44.0	$169.2	$(27.5)	$414.6
% Change	41%	18%	21%	20%	31%	18%	52%		33%

Foreign currency translation	$4	$(8.5)	$(1.7)	$1.7	$(4.5)	$2.2	$—
% Change	1%	(7)%	(1)%	2%	(1)%	1%	—%

Acquisitions	$94.3	$—	$—	$2.4	$96.7	$—	$53.1

Volume/Price	$62.4	$29.5	$34.7	$10.1	$136.7	$41.8	$116.1
% Change	16%	25%	22%	14%	19%	17%	35%

Key Performance Indicators: Operating Income and Margin Summary

Operating Income and Margins
(in millions)	For the Fourth Quarter 2021
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$36.4	$22.2	$5.6	$(17.0)	$47.2
% Operating Income To Net Sales	14.1%	28.1%	4.8%		10.9%

Restructuring	$0.2	$—	$—	$—	$0.2
Operating Income/(Loss) Before Restructuring	$36.6	$22.2	$5.6	$(17.0)	$47.4
% Operating Income to Net Sales Before Restructuring	14.2%	28.1%	4.8%		11.0%

Operating Income and Margins
(in millions)	For the Fourth Quarter 2020
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$30.4	$18.8	$0.5	$(15.3)	$34.4
% Operating Income To Net Sales	16.1%	28.7%	0.6%		10.7%

Restructuring	$0.3	$—	$—	$—	$0.3
Operating Income/(Loss) Before Restructuring	$30.7	$18.8	$0.5	$(15.3)	$34.7
% Operating Income to Net Sales Before Restructuring	16.2%	28.7%	0.6%		10.8%

Operating Income and Margins
(in millions)	For the Full Year of 2021
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$139.1	$79.5	$35.9	$(65.3)	$189.2
% Operating Income To Net Sales	14.4%	27.5%	7.2%		11.4%

Restructuring	$0.5	$—	$0.1	$—	$0.6
Operating Income/(Loss) Before Restructuring	$139.6	$79.5	$36.0	$(65.3)	$189.8
% Operating Income to Net Sales Before Restructuring	14.5%	27.5%	7.2%		11.4%

Operating Income and Margins
(in millions)	For the Full Year of 2020
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$114.4	$63.4	$11.5	$(58.8)	$130.5
% Operating Income To Net Sales	15.6%	25.9%	3.5%		10.5%

Restructuring	$2.3	$0.1	$0.1	$—	$2.5
Operating Income/(Loss) Before Restructuring	$116.7	$63.5	$11.6	$(58.8)	$133.0
% Operating Income to Net Sales Before Restructuring	15.9%	25.9%	3.5%		10.7%